Exhibit 10.2
Parsons Advanced Holdings, Inc.
Stock Option Plan
     This Parsons Advanced Holdings, Inc. Stock Option Plan (the “Plan”) sets forth the terms and conditions of the non-qualified employee stock option plan of Parsons Advanced Holdings, Inc. (“PAH”), an Arizona corporation. The term “Employee,” as used herein, includes employees of PAH and any of its related entities.
     1. Purpose: PAH, through its Board of Directors (the “Board”), has determined that in order to attract and retain employees, to provide additional incentive to Employees of PAH, and to promote the success of PAH’s business, it must offer a compensation package that provides Employees a chance to participate financially in the success of PAH by owning an interest in the equity of PAH.
          1.1 The Plan: As part of its compensation package, PAH has adopted effective as of July 16, 2002, the Parsons Advanced Holdings, Inc. 2002 Stock Option Plan pursuant to resolution of the Board. Going forward, Employees who participated in the Go Daddy Software, Inc 2000 Stock Option Plan will be deemed to be participants in this Plan at the same level of participation held in the Go Daddy Software, Inc 2000 Stock Option Plan as set forth in Section 5 of that plan. New options granted will be issued pursuant to the terms and conditions of this Plan as set forth in detail herein.
          1.2 Terms: By this Plan, PAH and the Employee desire to establish the terms upon which PAH is willing to grant to the Employee, and upon which the Employee is willing to accept from PAH, an option to purchase shares of common stock of PAH (the “Shares”).
     2. Grant of Option: PAH grants to the Employee stock option (the “Option”) to purchase Shares subject to the terms of both the separate Stock Option Agreement and the Plan. The Option is not intended to be and shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.
3.	Vesting Schedule and Expiration. For purposes of determining vesting under this Plan, the start date for vesting of the Option shall be the Date of Option Grant (“Vesting Start Date”). This Option is not exercisable in any part until one year after the Vesting Start Date. Subject to Section 4 of this Plan, upon the expiration of one year after the Vesting Start Date and subject to the provisions of this Plan for termination and acceleration, this Option shall become exercisable in installments as follows:

(a)	After the first and before the second anniversary of the Vesting Start Date of this Option, the Option may be exercised with respect to not more than 25 % of the Shares subject to this Plan;

(b)	After the second and before the third anniversary of the Vesting Start Date of this Option, the Option may be exercised with respect to not more than 50% of the Shares subject to this Plan;

(c)	After the third and before the fourth anniversary of the Vesting Start Date of this Option, the Option may be exercised with respect to not more than 75 % of the Shares subject to this Plan;

(d)	After the fourth anniversary of the Vesting Start Date of this Option and until the expiration date of the Option, the Option may be exercised with respect to 100% of the Shares subject to this Plan.
Upon the expiration of four years after the Vesting Start Date this Option may be exercised as to all optioned shares for which it had not previously been exercised, until and including the expiration date of this Option whereupon the Option shall expire and may thereafter no longer be exercised.
     4. Limitations On Exercise Of Option. The right to exercise this Option is subject to the following additional restrictions and limitations:
          4.1 Conditions to Exercise of Option: Notwithstanding any other provision of this Plan, no Option may be exercised prior to the occurrence of one of the following events:
(a)	The common stock of PAH is listed and publicly traded on any stock exchange within the United States; or

(b)	The sale or reorganization of PAH.
For purposes of Section 4. 1(b), a sale or reorganization of PAH will have occurred under the following circumstances: upon the dissolution or liquidation of PAH; upon a reorganization, merger or consolidation of PAH as a result of which the securities of PAH are changed into or exchanged for property (including cash), rights or securities not of PAH’s issue, or any combination thereof; upon the acquisition by another corporation or person of more than eighty percent (80%) of the voting power of the stock of PAH then outstanding; or upon the sale to another corporation or person of more than eighty percent (80%) of the assets of PAH.
For purposes of Section 4. 1(b), a sale or reorganization of PAH will not have occurred upon a reorganization, merger or consolidation of PAH or any of its related entities wherein the stock or assets of PAH are exchanged exclusively for the stock or assets of any of its related entities, or transferred to a trust whose grantor is the controlling stockholder of PAH or any of its related entities.

          4.2 Termination of Employment. If the Employee’s employment by PAH is terminated for any reason, including the death of the Employee, no portion of the Shares subject to the Option at the time of such termination of employment may thereafter vest. If the conditions precedent to exercise of an Option as provided in Section 4.1 have been satisfied, the Option with respect to Shares which are vested at the time of the termination of employment may be exercised within 30 days of the date of termination of employment. The Employee’s legal representative (including the persons entitled to do so under the Employee’s last will or under applicable intestate laws) may act on behalf of the Employee to exercise the Option with respect to the vested Shares. The Option with respect to Shares which are not vested on the date of termination of employment shall lapse on the date of the termination of employment. The Option with respect to vested Shares shall lapse after 30 days from the date of the termination of employment if the conditions of Section 4.1 are not satisfied prior to that date.
          4.3 Continuity of Employment. This Option shall not be exercisable in any part during the Employee’s lifetime unless at all times beginning with the date of grant and ending no more than three months prior to the date of exercise the Employee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government), been in the continuous employ of PAH or any of its related entities, except that such period of three months shall be extended to include any period of time during which the Employee is subject to a permanent and total disability.
          4.4 Conviction of Felony: The right to purchase Shares under this option Plan, including vested rights, shall be suspended and may not be exercised upon the arrest of the Employee on a criminal charge classified as a felony. The suspension shall terminate upon the dismissal of the felony charge or acquittal by a court of competent jurisdiction. This Option Plan and all of the rights of the Employee to purchase Shares, whether or not such rights are vested, shall terminate upon the conviction of the Employee by any court of competent jurisdiction of any crime classified as a felony.
     5. Adjustments. Subject to the provisions of the Plan under which this Option is granted, if the outstanding shares of stock of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spinoffs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which this Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to the unexercised portions of this Option, but with a corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under this Option or in connection with any such adjustment. Such adjustments shall be made by or under authority of the Board whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.
     6. Exercise, Payment for and Delivery of Stock. This Option may be exercised by the Employee or other person then entitled to exercise it by giving four business days’ written notice of exercise to PAH specifying the number of shares to be purchased and the total purchase price, accompanied by a check to the order of PAH in payment of such price. If PAH is required to withhold on account of any federal, state or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a check to the order of PAH in payment of the amount thus required to be withheld.
     7. Rights in Stock Before Issuance and Delivery. No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.
     8. Requirements of Law. By accepting this Option, the Employee represents and agrees for himself or herself and his or her transferees by last will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (i) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (ii) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the opinion of legal counsel for PAH, such securities may be issued and delivered without causing PAH to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over PAH.
     9. Purchase of Option By PAH. At any time prior to the time that the Employee exercises the Option, PAH has the right, exercisable at its discretion, to cancel and purchase this Option for an amount equal to the excess, if any, of the Fair Market Value (as defined in the Plan) of the stock subject to this Option over its exercise price on the date PAH exercises such right. PAH’s right to cancel and purchase the Option under this Section is exercised when PAH gives written notice to the Employee of the cancellation and purchase of the Option under this Section, specifying the Fair Market Value of the stock on the basis of which payment is to be made and a date, not later than the Option’s expiration date, on which the purchase price is to be paid.
     10. Subject to the Plan. This Option is subject to, and PAH and the Employee agree to be bound by, all of the terms and conditions of the Plan under which this Option was granted, as the same may have been amended from time to time in accordance with its terms, provided that no such amendment shall deprive the Employee, without the Employee’s consent, of this Option or of any rights hereunder. Pursuant to the Plan, the Board PAH or its Committee established for such purposes is vested with conclusive authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Employee or other persons entitled to exercise this Option at PAH’s principal office.
     11. Notices. Any notice to be given to PAH shall be addressed to PAH in care of its General Counsel at its principal office, and any notice to be given to the Employee shall be addressed to the Employee at the address set forth beneath the Employee’s signature on The Stock Option Agreement or at such other address as the Employee may designate in writing to PAH. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

     12. Rules of Construction. This Plan has been executed and delivered by PAH in Arizona and shall be construed and enforced in accordance with the laws of Arizona, other than any choice of law rules calling for the application of laws of another jurisdiction. Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Plan under which this Option is granted, the provisions in the Plan shall govern and prevail. The Board is vested with conclusive authority to interpret and construe the Plan, the Option, and the Stock Option Agreement, and is authorized to adopt rules and regulations for carrying out the Plan. The provisions of the Stock Option Agreement are expressly incorporated herein and made an integral part hereof as though set forth herein.
     13. No Effect on Employment Relationship. The receipt of this Option does not give the Employee any right to continued employment by PAH or a related entity for any period, nor shall the granting of this Option or the issuance of shares on exercise thereof give PAH or any related entity any right to the continued services of the Employee for any period.
     14. Employee Not A Shareholder. The Employee shall not be deemed for any purposes to be a shareholder of PAH with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised, PAH shall have issued and delivered the shares of Common Stock to the Employee, and the Employee’s name is entered as a stockholder of record on the books of PAH.
     15. Withholding Taxes. If applicable, the Employee shall be required to pay to PAH, the amount of any such federal, state and local income taxes and other amounts as PAH may be required to withhold with respect to the Common Stock issued upon exercise of an Option. If the Employee is to experience a taxable event in connection with the receipt of the Common Stock pursuant to the exercise of an Option, the Employee shall pay the withholding taxes to PAH prior to the issuance, or release from escrow, of such Common Stock. In satisfaction of the obligation to pay withholding taxes to PAH, the Employee may make a written election, which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the Common Stock then issuable to him having an aggregate Fair Market Value on the date preceding the date of such issuance, equal to the withholding taxes.
     16. Securities Act.
          16.1 Registration. If at any time the Board determines, in its discretion, that the listing, registration or qualification of the Shares issuable pursuant to this Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of the Option or the issuance of the Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions acceptable to the Board.
          16.2 Restricted Stock. Notwithstanding anything contained in the Plan or the Stock Option Agreement to the contrary, in the event that the disposition of the Shares acquired pursuant to this Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Act. The Board may require the Employee or any other individual receiving the Shares pursuant to the Option granted under this Plan, as a condition precedent to receipt of such Shares, to represent and warrant to PAH in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Act or pursuant to an exemption applicable under the Act, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities.
          16.3 Other Documents. The Employee shall execute and deliver to PAH any documents or agreements which PAH may deem necessary or advisable to secure an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws in connection with the exercise and sale of any Optioned Shares, containing such terms and conditions as the Board may specify, before a stock certificate shall be issued with respect to any Optioned Shares.
     17. Disputes Or Disagreements. As a condition of the granting of the Option, the Employee agrees, for himself and his personal representative, that any disputes or disagreements which may arise under or as a result of or pursuant to this Plan shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Plan shall be final, binding and conclusive.
     18. Tax Advice. The Employee represents that he has not relied upon any tax advice from PAH or its counsel with respect to this Plan and has been advised to consult with his own tax and other advisors.

EXHIBIT “A”
to
Stock Option Agreement
PARSONS ADVANCED HOLDINGS, INC.
STOCK OPTION AGREEMENT
EXERCISE FORM
     I desire to exercise my vested Options to purchase                      shares of common stock at $                      per share, for a total purchase price of $                      pursuant to my Stock Option Agreement dated                     .
     Enclosed is payment in full by [ ] cash [ ] cashier’s check [ ] bank draft [ ] money order [ ] other (describe)                                         .
     I have, or have been given access to, all information necessary for me to make an informed decision as to the advisability of investing in PAH’s common stock, and I have the skill and experience necessary to make such decision.
     DATED:

Signature:

Print full name:

Social Security No.:

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